Exhibit 99.1

PDS Biotech Announces Preliminary Efficacy Achievement in VERSATILE-002 Phase 2 Trial of PDS0101 in Combination With KEYTRUDA® (pembrolizumab) in Advanced Head and Neck Cancer

Achievement of initial efficacy milestone allows full enrollment of checkpoint inhibitor naïve cohort

Florham Park N.J., Feb. 2, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technologies, today announced its VERSATILE-002 Phase 2 study for the treatment of advanced human papillomavirus (HPV)-associated head and neck cancer achieved its preliminary objective response benchmarks.  The trial, which studies PDS0101 in combination with Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab), will now progress to full enrollment of 54 patients in this group of checkpoint inhibitor (CPI) naïve patients.  As pre-specified in the clinical trial design, the achievement of an objective response as measured by radiographic tumor responses according to RECIST 1.1 (tumor reduction of 30% or more) confirmed by two separate measurements among at least four or more of the first 17 patients in the CPI naïve arm allows that arm to progress to full enrollment. We anticipate these data will be presented in more detail at an upcoming medical conference.

VERSATILE-002, being conducted in collaboration with Merck (known as MSD outside the US and Canada), is being studied in two groups of HPV16-positive head and neck cancer patients whose cancer has returned or spread.  The first group have not been previously treated with a checkpoint inhibitor (CPI naïve).  An initial assessment of the combination in a second group of 21 patients who have failed prior therapy with checkpoint inhibitors (CPI refractory) is ongoing.

“The achievement of this important milestone in the VERSATILE-002 Phase 2 clinical trial strengthens the evidence of our novel Versamune® platform’s potential ability to induce high levels of tumor-specific CD8+ killer T-cells that attack the cancer to achieve tumor regression,” commented Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech. “The initial data solidifies our belief that PDS0101’s demonstrated preclinical efficacy when combined with KEYTRUDA® has the potential to significantly improve clinical outcomes for patients with advanced HPV16-positive head and neck cancers.”

Dr. Jared Weiss, Section Chief of Thoracic and Head and Neck Oncology at the University of Carolina at Chapel Hill School of Medicine and Lineberger Comprehensive Cancer Center, is serving as the Lead Principal Investigator of VERSATILE-002. Patients interested in enrolling in this clinical study should email info@pdsbiotech.com or visit the website at http://pdsbiotech.com/VERSATILE-002 to learn more.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology platforms.

Our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them.  The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™-based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses including long-lasting memory T-cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;  any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical  results from its clinical development programs and any collaboration studies; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: rich@cg.capital